Exhibit 10.1

Wachovia Bank, N.A.

Real Estate Financial Services Group

WS 5200

One Boston Place

201 Washington Street, 27th Floor

Boston, MA 02108

Tel 617-603-4226

Fax 617-603-4228

October 19, 2007

Boston Capital Real Estate Investment Trust, Inc.

c/o Boston Capital

One Boston Place

Boston, Massachusetts  02108

Re:  Credit Agreement, dated as of December 6, 2006, among Boston Capital Real Estate Investment Trust, Inc., as the Borrower (the “Borrower”), Wachovia Bank, National Association, as Administrative Agent and L/C Issuer, Wachovia Capital Markets, LLC, as Sole Lead Arranger and Sole Book Manager and the other Lenders party thereto, as amended by First Amendment (“First Amendment”) dated August 10, 2007 (as so amended, the “Credit Agreement”)

Reference is made to the Credit Agreement described above.  All capitalized terms used herein and not defined shall have the respective meanings provided such terms in the Credit Agreement.  This letter agreement (the “Agreement”) confirms the agreement of the Lenders and the Borrowers to amend and waive the Credit Agreement in accordance with Section 10.01 of the Credit Agreement as follows:

1.             Provided that the Initial Maturity Date has been extended to the Extended Maturity Date pursuant to Section 2.14 of the Agreement, the Administrative Agent and the Lenders shall grant a request by Borrower to extend the Maturity Date from the Extended Maturity Date to January 1, 2009 (the “Second Extended Maturity Date”) upon and subject to satisfaction of the terms and conditions set forth in Section 2.14 of the Agreement (as amended by the First Amendment); provided, however, that all references to the Initial Maturity Date in Section 2.14 shall instead mean July 1, 2008.  Upon Lender’s grant of a request for the Second Extension in accordance with this Section 1, the Extended Maturity Date for all purposes under the Loan Documents shall instead mean the Second Extended Maturity Date.  All terms and conditions of the Loan Documents shall apply to the extended term.  This Section 1 shall supercede any provisions in Section 2.13 or 10.01 of the Agreement to the contrary.

2.             Borrower hereby expressly acknowledges and agrees that, pursuant to Section 7.04, the merger of the Borrower with or into any other entity prior to the repayment in full of the Loan shall constitute a violation of Section 7.04 of the Loan Agreement.

3.             This Agreement is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement.

4.             From and after the date hereof, all references in the Credit Agreement to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

5.             This Agreement may be executed in counterparts, including counterparts transmitted by facsimile.

[Signature Page Follows]

IN WITNESS WHEREOF, the Lenders hereby execute this Agreement as of the date set forth above.

BORROWER:

BOSTON CAPITAL REAL ESTATE
INVESTMENT TRUST, INC., a Maryland corporation

			By:	/s/ Marc N. Teal
				Name:	Marc N. Teal
				Title:	Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as a lender and L/C Issuer

			By:	/s/ Peter D. Leahy
				Name:	Peter D. Leahy
				Title:	Senior Vice President

AGREED AND ACKNOWLEDGED
As of the date set forth above.

Wachovia Bank, National Association,
As Administrative Agent

By:	/s/ Peter D. Leahy
	Name:	Peter D. Leahy
	Title:	Senior Vice President